Exhibit 10.1

BRIDGE NOTE PURCHASE AGREEMENT

This Bridge Note Purchase Agreement (this “Agreement”), dated as of November 30, 2021, is entered into among Better HoldCo, Inc., a Delaware corporation (the “Company”), the persons and entities (each individually, a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”), and Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined in the Merger Agreement (as defined below)), the “SPAC”).

WHEREAS, the Company wishes to issue and sell to each Purchaser, and each Purchaser wishes to purchase from the Company, a bridge promissory note in exchange for the cash purchase price set forth opposite each such Purchaser’s name on the Schedule of Purchasers (such cash purchase price opposite a Purchaser’s name, the “Consideration”, and the aggregate cash purchase price of all Purchasers, the “Aggregate Consideration”);

WHEREAS, SPAC has previously entered into those certain Subscription Agreements, dated as of May 10, 2021, by and between SPAC and each of the Purchasers (the “May Subscription Agreements”).

WHEREAS, this Agreement and the Notes are being entered into concurrently with the execution of Amendment No. 3, dated as of the date hereof, to that certain Agreement and Plan of Merger, dated as of May 10, 2021, by and among SPAC, Aurora Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC and the Company (as amended, the “Merger Agreement”) and amendments, dated as of the date hereof, to the May Subscription Agreements (as amended, the “Subscription Agreements”); and

WHEREAS, each party hereto has agreed that SPAC will, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Second Effective Time (as defined in the Merger Agreement), assume each Note and satisfy and discharge the principal amount (i.e., the Consideration) under each Note as of such time by way of issuance to each Purchaser of a number of Conversion Shares based on the Conversion Rate, in each case, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, to the extent the transactions contemplated by the Merger Agreement are not consummated in accordance with the terms thereof or upon the occurrence of certain other events as more fully described herein, the Company has agreed to satisfy and discharge the principal amount (i.e., the Consideration) under each Note by way of issuance to each Purchaser of a number of Conversion Shares based on the Conversion Rate, in each case, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in the Merger Agreement.

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1.1.    “Conversion Shares” means (a) with respect to a conversion pursuant to Section 4.1(a) below, shares of Class A common stock, par value $0.0001 per share, of SPAC (“SPAC Common Stock”) to be issued upon the conversion of the Notes, (b) with respect to a conversion pursuant to Section 4.1(b) below, shares of a new series of preferred stock, par value $0.0001 per share, of the Company, which series shall be pari passu with the Company’s Series D Preferred Stock, and shall have identical terms to the Company’s Series D Preferred Stock, provided that the ratchet adjustment provisions in Sections 4.4.3 and Section 4.4.4 of the Company’s Amended and Restated Certificate of Incorporation relating to the Company Series D Preferred Stock shall not apply, and the “original issue price” therefor shall be calculated based on the applicable Conversion Rate, and such series shall vote together with the Company’s Series D Preferred Stock as a single class on all matters (the “Company Series D Equivalent Preferred Stock”), to be issued upon the conversion of the Notes and (c) with respect to a conversion pursuant to Section 4.1(c) below, shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) to be issued upon the conversion of the Notes.

1.2.    “Conversion Rate” means, (a) with respect to a conversion pursuant to Section 4.1(a) below, for every $10 of principal amount payable on a Note at the time of conversion, one share of SPAC Common Stock, (b) with respect to a conversion pursuant to Section 4.1(b) below, a number of shares of Company Series D Equivalent Preferred Stock on account of the Notes being converted reflecting an aggregate Company fully-diluted equity valuation of $6,900,000,000 (on a pre-money basis), calculated in the same manner as determined for purposes of calculating the Exchange Ratio (as defined in the Merger Agreement) in the Merger Agreement and (c) with respect to a conversion pursuant to Section 4.1(c) below, a number of shares of Company Common Stock on account of the Notes being converted reflecting an aggregate Company fully-diluted equity valuation of $6,900,000,000 (on a pre-money basis), calculated in the same manner as determined for purposes of calculating the Exchange Ratio in the Merger Agreement. If any change in the number, type or classes of authorized shares of SPAC or the Company (including the Conversion Shares), other than as contemplated by the Merger Agreement or any agreement contemplated by the Merger Agreement, shall occur between the date hereof and immediately prior to the Closing under the Merger Agreement by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Conversion Rate shall be appropriately adjusted to reflect such change. Notwithstanding the foregoing, as provided in Section 1.2 of the Subscription Agreement, dated as of May 10, 2021, by and among the SPAC and SB Northstar LP, a Cayman Islands exempted limited partnership (“SB”), and the Company (the “SB Subscription Agreement”), in no circumstances shall the number of voting securities issued to SB pursuant to this Agreement or the SB Subscription Agreement, together with all other voting securities of the SPAC and/or the Company, as applicable, beneficially owned by SB and its Affiliates, exceed 9.4% of the outstanding voting power of the SPAC as of the Closing Date (giving effect to the Closing of the transactions contemplated by the PIPE Subscription Agreements (as defined in the Merger Agreement) or of the Company in the event of an issuance pursuant to 4.1(b) or (c), with any common stock or other capital stock issuable in satisfaction of the SPAC’s or the Company’s obligations hereunder in excess of such voting threshold to consist of non-voting capital stock.

1.3.    “Corporate Transaction” shall mean (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity) or (d) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, provided that any successor to the Company shall assume the Company’s obligations hereunder. Notwithstanding the foregoing, a Corporate Transaction shall not include the transactions contemplated by the Merger Agreement (including the Mergers).

1.4.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5.    “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is twelve (12) months following the date of issuance of such Note.

1.6.    “Merger Withdrawal” shall mean termination of the Merger Agreement for any reason other than (a) a termination of the Merger Agreement by the Company arising out of or resulting from the breach of any representation, warranty, covenant or agreement on the part of the SPAC or the Sponsor, (b) a termination of the Merger Agreement by the Company arising out of or resulting from the breach of any representation, warranty, covenant or other agreement on the part of the SPAC or any Subscriber (as defined in the Subscription Agreements) in connection with any Subscription Agreement or (c) a termination of the Merger Agreement arising out of or resulting from a breach of any representation, covenant or other agreement on the part of any Purchaser or the SPAC in connection with this Agreement or any Ancillary Agreement.

1.7.    “Notes” means the one or more promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.8.    “Requisite Noteholders” means the holders of 100% of the aggregate principal amount of the Notes.

1.9.    “SEC” means the U.S. Securities and Exchange Commission.

1.10.    “Securities” means, collectively, the Notes and any Conversion Shares that may be issued in respect thereof.

1.11.    “Securities Act” means the Securities Act of 1933, as amended.

1.12.    “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (in each case, whether direct or indirect, whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

2.    Purchase and Sale of Notes. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to each such Purchaser a Note. Each Note will have a principal amount equal to the Consideration paid by the applicable Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers; provided, that the Aggregate Consideration shall in no event exceed $750,000,000.

3.    Closings. The closing of the sale of the Notes in exchange for the Consideration paid by each Purchaser (the “Closing”) will take place remotely via the electronic exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company, SPAC and the Purchasers agree upon orally or in writing. At the Closing, each Purchaser will deliver the Consideration to the Company by wire transfer of immediately available funds and the Company will, in exchange therefor, deliver to each such Purchaser a Note in return for the Consideration provided to the Company. On the date of the Closing, the Company will provide SPAC with evidence reasonably satisfactory to SPAC that the Aggregate Consideration has been received by the Company from the Purchasers in cash (and without, for the avoidance of doubt, any offset, setoff or similar net funding concept).

4.    Conversion. Each Note will be convertible into Conversion Shares pursuant to, and only in the circumstances specifically provided for in, this Section 4 as follows. For the avoidance of doubt, each Note shall not be payable in cash, but rather shall convert into Conversion Shares in all cases pursuant to this Section 4.

4.1.    Mandatory Conversion.

(a)    Subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Second Effective Time, SPAC will be deemed to automatically assume each Note and the outstanding principal amount under each Note will automatically be converted into a number of Conversion Shares (rounded down to the nearest whole number) based on the Conversion Rate.

(b)    Except as a result of the occurrence of an event under Section 4.1(c) below, if the Mergers have not been consummated by the Maturity Date, or in the event of a Corporate Transaction or Merger Withdrawal prior to the Maturity Date or prior to the time when a Note may be converted (as provided in Section 4.1(a) above or 4.1(c) below), all outstanding principal due on such Note shall, promptly on the Maturity Date or upon such Merger Withdrawal or immediately prior to the consummation of the Corporate Transaction, be converted into a number of Conversion Shares (rounded down to the nearest whole number) based on the Conversion Rate.

(c)    Prior to the Maturity Date or, if earlier, prior to the time when the Notes may be converted (as provided in Section 4.1(a) or 4.1(b) above), in the event of (i) a termination of the Merger Agreement by the Company arising out of or resulting from the breach of any representation, warranty, covenant or agreement on the part of the SPAC or the Sponsor, (ii) a termination of the Merger Agreement by the Company arising out of or resulting from the breach of any representation, warranty, covenant or other agreement on the part of the SPAC or any Subscriber in connection with any Subscription Agreement or (iii) a termination of the Merger Agreement arising out of or resulting from a breach of any representation, covenant or other agreement on the part of any Purchaser or the SPAC in connection with this Agreement or any Ancillary Agreement, including in each case, any termination of the Merger Agreement due to the occurrence of the Agreement End Date as a result of the facts set forth in clauses (i)-(iii) hereof, all outstanding principal due on the Notes shall, be converted into a number of Conversion Shares (rounded down to the nearest whole number) based on the Conversion Rate.

(d)    Upon the conversion of the principal amount under a Note as provided in preceding sentence, all outstanding amounts under such Note will automatically be deemed satisfied and discharged in full, and such Note will be no longer outstanding and will be cancelled, extinguished and retired and the holder thereof will cease to have any rights with respect thereto, except for the express rights with respect to the Conversion Shares contemplated by this Agreement.

4.2.    Mechanics of Conversion. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares in connection with, and for the avoidance of doubt subject to, the Second Effective Time or the occurrence of the events contemplated in Section 4.1(b) or 4.1(c) above, as applicable, SPAC or the Company, as applicable, will provide evidence of the issuance to each Purchaser of the Conversion Shares in book entry form in the name of such Purchaser on SPAC’s or the Company’s, as applicable, share register; provided, that, as a condition to receipt of such evidence of issuance and without affecting, modifying or otherwise limiting the cancellation, extinguishment and retirement of, or the satisfaction and discharge of all amounts outstanding under, a Note as provided in Section 4.1, each Purchaser shall surrender the Note held by such Purchaser to SPAC or the Company, as applicable (or provide an instrument of cancellation or affidavit of loss). Any Conversion Shares issued upon the conversion of any applicable Note shall have associated with such Conversion Shares one or more legends restricting the transfer of such Conversion Shares consistent with applicable securities laws. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company or SPAC, as applicable, shall pay the Note holder cash on account of any portion of the Note attributable to such fractional share.

For the avoidance of doubt, upon the occurrence of any of the events contemplated in Section 4.1(b) or 4.1(c), SPAC shall have no further obligations or liabilities under, or with respect to, this Agreement or any of the Notes.

4.3.    Stockholder Approvals by Company. Prior to the date hereof, the Company has obtained a written consent of its stockholders necessary to issue the Bridge Securities in exchange for the Consideration therefore, and to approve an amendment to its Certificate of Incorporation (a “COI Amendment”) that would be required to issue the Conversion Shares to the extent that such conversion is an obligation of the Company providing that they shall provide reasonable cooperation and support to vote for such COI Amendment. As promptly as practicable following the date of this Agreement, the Company shall prepare the COI Amendment, promptly submit such proposed amendments to a vote of its stockholders and use its commercially reasonable efforts to obtain the requisite approvals to effectuate the COI Amendment (the “Company Stockholder Approval), and take all further actions as are reasonably necessary to obtain the Company Stockholder Approval. The Company further covenants and agrees to take any and all action necessary, or reasonably requested by the holders of the Notes, to enforce the rights of the Company under and pursuant to those certain Voting and Support Agreements, dated the date hereof, between the Company, SPAC and certain shareholders of the Company, in order to obtain the Company Stockholder Approval required to effectuate the transactions contemplated by this Agreement.

4.4.    Senior Lender Subordination. To the extent that the Company’s senior lender so requests, the Purchasers shall enter into a customary subordination agreement, in form and substance consistent with previous subordination agreements entered into by creditors of the Company with the senior lender, agreeing that all rights and obligations under the Notes shall be subordinated to the rights and obligations under the senior lender’s credit facilities.

5.    Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows as of the date hereof:

5.1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

5.2.    Subject to receipt of the Company Stockholder Approval and filing of the COI Amendment with the Secretary of State of the State of Delaware, the Conversion Shares have been duly authorized and, when issued and delivered to the Purchasers against full payment therefor in accordance with the terms of this Agreement and registered with the Company’s transfer agent, the Conversion Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or under the DGCL.

5.3.    Each of this Agreement and the Notes has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

5.4.    The execution, delivery and performance of this Agreement, issuance and sale of the Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the organizational documents of the Company or (ii) result in any violation of any law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, in the case of each of clauses (i) and (iii), that would reasonably be expected to have a material adverse effect on the validity of the Notes or the legal authority or ability of the Company to perform in all material respects its obligations under this Agreement or result in a “Company Material Adverse Effect” (as defined in the Merger Agreement) (the foregoing, a “Company Material Adverse Effect”).

5.5.    The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Securities), other than filings required by applicable state securities laws and filings the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

5.6.    No Disqualification Event is applicable to the Company or, to Company knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

5.7.    Assuming the accuracy of SPAC’s representations and warranties set forth in Section 6 and each Purchaser’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Securities by the Company. The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Notes or the Conversion Shares under the Securities Act.

5.8.    The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.9.    The Company intends to use the proceeds from the sale of the Securities in accordance with the terms of the Merger Agreement.

5.10.     The Company does not produce, design, test, manufacture, fabricate, or develop one or more “critical technologies” (as defined in 31 C.F.R. § 800.215) not otherwise eligible for export, reexport, or transfer (in country) pursuant to License Exception ENC of the Export Administration Regulations (15 C.F.R. § 740.17) such that a filing with the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. § 800.401(c). .

6.    Representations and Warranties of SPAC. In connection with the transactions contemplated by this Agreement, SPAC hereby represents and warrants to the Purchasers as follows as of the date hereof:

6.1.    SPAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and following the Domestication shall be validly existing as a corporation in good standing under the DGCL, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

6.2.    The Conversion Shares have been duly authorized and, when issued and delivered to the Purchasers against full payment therefor in accordance with the terms of this Agreement and registered with SPAC’s transfer agent, the Conversion Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s amended and restated certificate of incorporation or under the DGCL.

6.3.    This Agreement has been duly authorized, executed and delivered by SPAC and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

6.4.    Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the approval of SPAC’s stockholders for the Merger Agreement and the related transactions including the transactions contemplated by this Agreement) and any required applications and approvals pursuant to the applicable rules of Nasdaq (together, the “Required Approvals”), the execution, delivery and performance of this Agreement, issuance and sale of the Conversion Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the SPAC is bound or to which any of the property or assets of the SPAC is subject, (ii) result in any violation of the provisions of the organizational documents of SPAC (after Domestication) or (iii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties or assets, in the case of each of clauses (i) and (iii), that would reasonably be expected to have a material adverse effect on the validity of the Conversion Shares or the legal authority or ability of SPAC to perform in all material respects its obligations under this Agreement (a “SPAC Material Adverse Effect”).

6.5.    Subject to obtaining the Required Approvals, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Conversion Shares), other than filings required by applicable state securities laws and filings the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

6.6.    Assuming the accuracy of the Company’s representations and warranties set forth in Section 5 and each Purchaser’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Conversion Shares by SPAC to Purchasers.

6.7.    Neither SPAC, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any SPAC security or solicited any offers to buy any security under circumstances that would adversely affect reliance by SPAC on an exemption from registration for the transactions contemplated hereby under the Securities Act or would require registration of the issuance of the Conversion Shares under the Securities Act

6.8.    No Disqualification Event is applicable to SPAC or, to SPAC’s knowledge, any SPAC Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. SPAC has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “SPAC Covered Person” means, with respect to SPAC as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

6.9.    As of the date hereof, there are no pending or, to the knowledge of SPAC, threatened Actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

6.10.    SPAC is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.11.     No foreign person (as defined in 31 C.F.R. § 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. § 800.244) will acquire a substantial interest in the SPAC as a result of the issuance of the Note or Conversion Shares such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. § 800.401(b)..

7.    Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company and SPAC as follows as of the date hereof:

7.1.    Such Purchaser has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

7.2.    This Agreement has been duly authorized, validly executed and delivered by such Purchaser. This Agreement is a valid and binding agreement enforceable against such Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

7.3.    The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Purchaser pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the assets of such Purchaser is subject, which would reasonably be expected to prevent, materially delay or otherwise materially impede such Purchaser’s timely performance of its obligations under this Agreement (a “Purchaser Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of such Purchaser, (iii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its respective properties or assets that would reasonably be expected to have a Purchaser Material Adverse Effect, or (iv) with respect to the issuance of the Securities to such Purchaser upon the Closing or the conversion of the Notes, as the case may be, and not with respect to any voting power exercised by such Purchaser after the Closing or the conversion of the Notes, as the case may be, no notice to, or consent or approval of a Governmental Authority is required for such Purchaser to enter into, deliver and perform its obligations under, and all transactions contemplated by, this Agreement.

7.4.    Such Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Securities only for its own account and not for the account of others and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is not an entity formed for the specific purpose of acquiring the Securities.

7.5.    Such Purchaser understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act except as may be required pursuant to Section 8 hereof. Such Purchaser understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Securities shall contain a legend to such effect. Such Purchaser acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Purchaser understands and agrees that as a result of the transfer restrictions set forth herein, such Purchaser may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Purchaser understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Securities.

7.6.    Such Purchaser understands and agrees that such Purchaser is purchasing the Securities directly from the Company and SPAC. Such Purchaser further acknowledges that there have been no representations, warranties, covenants or agreements made to such Purchaser by the Company, SPAC, or any of their respective Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement, and such Purchaser is not relying on any representations, warranties or covenants other than those expressly set forth in this Agreement. Without limiting the foregoing, such Purchaser acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person makes any representation relating to any such information.

7.7.    Such Purchaser represents and warrants that its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

7.8.    In making its decision to purchase the Securities, such Purchaser represents that it has relied solely upon independent investigation made by such Purchaser and the Company and SPAC’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, such Purchaser has not relied on any statements or other information provided by anyone other than the Company and SPAC and its representatives concerning the Company and SPAC or the Securities or the offer and sale of the Securities. Such Purchaser acknowledges and agrees that such Purchaser has received access to and has had an adequate opportunity to review, such financial and other information as such Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company and SPAC (including giving effect to the Mergers), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Purchaser’s investment in the Securities. Such Purchaser acknowledges that it has reviewed the documents made available to such Purchaser by the Company and SPAC. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

7.9.    Such Purchaser acknowledges that the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

7.10.    Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Purchaser has sought such financial, accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision.

7.11.    Alone, or together with any professional advisor(s), Such Purchaser represents and acknowledges that such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Purchaser and that such Purchaser is able to bear the economic risk of a total loss of such Purchaser’s investment in the Company and SPAC. Such Purchaser acknowledges specifically that a possibility of total loss exists. Such Purchaser acknowledges that it shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Company nor SPAC has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.

7.12.    Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities.

7.13.    Such Purchaser represents and warrants that such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that such Purchaser is permitted to do so under applicable Law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Such Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Securities were legally derived.

7.14.    Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC, any of their respect Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company and SPAC expressly set forth in this Agreement, in making its investment or decision to invest in the Company and SPAC.

7.15.    Such Purchaser represents, warrants and agrees that neither such Purchaser, nor any person acting on its behalf has, directly or indirectly, made, and no such person shall make, any offers or sales of any Company or SPAC security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company and SPAC on an applicable exemption from registration under the Securities Act for the transactions contemplated hereby or would require registration of the issuance of the Securities under the Securities Act.

8.    Registration Rights.

8.1.    In the event that the Conversion Shares are issued pursuant to Section 4.1(a) and not registered in connection with the consummation of the transactions contemplated by the Merger Agreement, SPAC agrees that, within forty-five (45) calendar days after the consummation of the Mergers (the “Filing Date”), the SPAC will file with the SEC (at the SPAC’s sole cost and expense) a shelf registration statement registering the resale of the Conversion Shares (the “Registration Statement”), and the SPAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the SPAC that it will “review” the Registration Statement) following the consummation of the Mergers and (ii) the 10th business day after the date the SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the SPAC’s obligations to include such Conversion Shares in the Registration Statement are contingent upon Purchaser furnishing in writing to the SPAC such information regarding Purchaser, the securities of the SPAC held by Purchaser and the intended method of disposition of the Conversion Shares as shall be reasonably requested by the SPAC to effect the registration of the Conversion Shares, and Purchaser shall execute such documents in connection with such registration as the SPAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that the SPAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted under Section 8.3 hereunder; provided, further, that Purchaser and its affiliates (including its directors, officers, agents and employees, and each person who controls Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) will be indemnified by the SPAC for any liability arising from any material misstatements or omissions in the Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by Purchaser for inclusion in the Registration Statement. Purchaser shall indemnify and hold harmless the SPAC and its affiliates (including its directors, officers, agents and employees, and each person who controls the SPAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), for any liability arising from any material misstatements or omissions contained in the Registration Statement to the extent that such untrue statements or omissions are based upon information regarding Purchaser furnished in writing to the SPAC by Purchaser expressly for use therein. For purposes of clarification, any failure by the SPAC to file the Registration Statement by the Filing Date or to cause such Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the SPAC of its obligations to file the Registration Statement or cause the Registration Statement to be declared effective as set forth above in this Section 8.

8.2.    In the case of the registration effected by the SPAC pursuant to this Agreement, the SPAC shall, upon reasonable request, inform Purchaser as to the status of such registration. At its expense, the SPAC shall:

(a)    except for such times as the SPAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the SPAC determines to obtain, continuously effective with respect to Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Purchaser ceases to hold any Conversion Shares, (ii) the date all Conversion Shares held by Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the SPAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the Registration Statement;

(b)    advise Purchaser within five (5) Business Days (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the SPAC of any notification with respect to the suspension of the qualification of the Conversion Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the SPAC shall not, when so advising Purchaser of such events, provide Purchaser with any material, nonpublic information regarding the SPAC other than to the extent that providing notice to Purchaser of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding the SPAC;

(c)    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)    upon the occurrence of any event contemplated in Section 8.2(a)(iv), except for such times as the SPAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the SPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Conversion Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(e)    use its commercially reasonable efforts to cause all Conversion Shares to be listed on each securities exchange or market, if any, on which the Class A common stock of the SPAC is then listed.

8.3.    Notwithstanding anything to the contrary in this Agreement, the SPAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Purchaser not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the SPAC or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the SPAC’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the SPAC in the Registration Statement of material information that the SPAC has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the SPAC’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the SPAC may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the SPAC of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that (i) it will immediately discontinue offers and sales of the Conversion Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the SPAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the SPAC that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the SPAC unless otherwise required by law or subpoena. If so directed by the SPAC, Purchaser will deliver to the SPAC or, in Purchaser’s sole discretion, destroy, all copies of the prospectus covering the Shares in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. SPAC agrees that any time transfer is permitted pursuant to Rule 144 and Purchaser is unable to sell under the Registration Statement, SPAC will take commercially reasonable efforts to remove the restrictive legend from Purchaser’s Conversion Shares.

Notwithstanding anything to the contrary in this Section 8 or otherwise in this Agreement, this Section 8, and all covenants, agreements, obligations and rights contained herein, shall only be effective following, and subject to and conditioned upon the occurrence of, the Second Effective Time.

9.    Voting Agreement.

9.1.    Voting Agreement. In the event that the Conversion Shares are issued pursuant to Section 4.1(b) or Section 4.1(c), Purchaser agrees that it shall enter into a joinder to the Eight Amended and Restated Voting Agreement, dated as of November 2, 2020, by and among the Company and the investors party thereto (the “Voting Agreement”), on the same terms and with the same rights and obligations as holders of the Company’s Series D Preferred Stock. For the avoidance of doubt, Purchaser acknowledges and agrees that it may, by virtue of such joinder, be obligated to sell its Conversion Shares in accordance with the provisions of the Voting Agreement.

10.    Miscellaneous.

10.1.    Assignment. Neither this Agreement, the Notes nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto and any such purported assignment shall be null and void ab initio (other than the Conversion Shares acquired hereunder, if any, and each Purchaser’s rights under Section 8 hereof, and then only in accordance with this Agreement). Notwithstanding the foregoing, each Purchaser may assign its rights and obligations under this Agreement to one or more of its Affiliates (provided that such Purchaser shall not be relieved from the obligation to perform this Agreement upon any failure of the Affiliate assignee) and may transfer the Notes to one or more of its Affiliates so long as such Affiliate agrees to be bound by the transfer restrictions applicable to the Notes.

10.2.    Benefit. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

10.3.    Choice of Law. This Agreement and the Notes and all claims or causes of action based upon, arising out of, or related to this Agreement and the Notes or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.

10.4.    Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Closing and the conversion of the Notes until the expiration of any statute of limitations under applicable laws. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Mergers, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Mergers and remain in full force and effect until the expiration of any statute of limitations under applicable laws.

10.5.    Titles and Subtitles; No Strict Construction. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party hereto.

10.6.    Notices. All notices and other communications among the parties shall be given to each party in the matter and at its addresses in the Merger Agreement or its signature page hereto.

10.7.    No Broker or Finder. Each of the Purchasers, the Company and SPAC represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Purchasers, the Company and SPAC agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

10.8.    Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Agreement.

10.9.    Modifications and Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

10.10.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

10.11.    Trust Account Waiver. Each Purchaser acknowledges that SPAC is a blank check company with the powers and privileges to effect the Mergers. Each Purchaser further acknowledge that, as described in the prospectus dated February 12, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of SPAC, certain of its public stockholders and the underwriters of SPAC’s initial public offering (the “Trust Account”). Each Purchaser acknowledges that it has been advised by SPAC that, except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if SPAC completes the Mergers, then to those Persons (as defined in the Merger Agreement) and in such amounts as described in the Prospectus; (b) if SPAC fails to complete the Mergers within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of April 21, 2020, between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”) to SPAC in limited amounts to permit SPAC to pay the costs and expenses of its liquidation and dissolution, and then to SPAC’s public stockholders; and (c) if SPAC holds a shareholder vote to amend SPAC’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the Class A common stock if SPAC fails to complete the Mergers within the allotted time period, then for the redemption of any of the Class A common stock properly tendered in connection with such vote. For and in consideration of the Company and SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Purchaser hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations or contracts with the SPAC; provided, that (x) nothing herein shall serve to limit or prohibit such Purchaser’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby or by the Merger Agreement or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Purchasers may have in the future against the Company or SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 10.11 shall survive the termination of this Agreement for any reason.

10.12.    Further Assurances. From the date hereof, the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Agreement, the Merger Agreement, and the Mergers. At the Closing and upon the conversion of the Notes, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

(a)    Each of the Purchasers, the Company and SPAC is (i) entitled to rely upon and enforce the terms of this Agreement and (ii) is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(b)    Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

10.13.    Remedies.

(a)    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages, prior to the valid termination of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause the Purchasers and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(b)    The parties acknowledge and agree that this Section 10.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(c)    In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

10.14.    Consent for Jurisdiction; Waiver of Jury Trial.

(a)     Each of parties hereto hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 10.14. Each of the parties hereto agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 10.6, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the parties hereto agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each party hereto agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 10.14. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

(b)    Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “Designated Courts”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 10.14.

(c)     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

10.15.    Consent to Disclosure. Each Purchaser hereby consents to the publication and disclosure in any press release issued by the Company or SPAC or Form 8-K filed by the Company or SPAC with the SEC in connection with the execution and delivery of the Merger Agreement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or SPAC to any Governmental Authority or to securityholders of the Company or SPAC) in each case, as and to the extent required by applicable Law or the SEC or any other Governmental Authority, of such Purchaser’s identity and beneficial ownership of the Securities and the nature of such Purchaser’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement. Other than as set forth in the immediately preceding sentence, without each Purchaser’s prior written consent, neither the Company or SPAC will not publicly disclose the name of such Purchaser, other than to their respective lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential; provided that the Purchasers consents to the disclosure included in the public announcement materials related to the transactions contemplated by this Agreement or the Merger Agreement previously disclosed to the Purchasers. Purchasers will promptly provide any information reasonably requested by the SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC).

10.16.    Headings and Captions. The headings and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

10.17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

10.18.    Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

10.19.    No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

10.20.    Exculpation among Purchasers. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BETTER HOLDCO, INC.

By	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer

Notice: Better HoldCo, Inc.
Attention: Kevin Ryan
Address: 175 Greenwich St., 59th Floor New York, NY 10007
Email Address: Kryan@better.com

AURORA ACQUISITION CORP.

By	/s/ Prabhu Narasimhan
Name: Prabhu Narasimhan
Title: Chief Investment Officer

Notice: Aurora Acquisition Corp.
Attention: Khurram Kayani
Address: 20 North Audley Street, London, W1K 6LX, UK
Email Address: Khurram@novatorcapital.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASERS:

SB NORTHSTAR LP

By:	/s/ Samuel Merksamer
Name: Samuel Merksamer
Title: Director

NOVATOR CAPITAL SPONSOR LTD

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

Notice: Novator Capital Sponsor Ltd
Attention: Khurram Kayani
Address: 20 North Audley Street, London, W1K 6LX, UK
Email Address: Khurram@novatorcapital.com

SCHEDULE OF PURCHASERS

Purchaser	Consideration and Principal Amount of Promissory Note
SB Northstar LP	$650,000,000.00
Novator Capital Sponsor Ltd.	$100,000,000.00

TOTAL	$750,000,000.00

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

PURCHASER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the [the Company][SPAC] or acting on behalf of an affiliate of the [the Company][SPAC].

This Schedule A should be completed by each Purchaser

and constitutes a part of the Bridge Note Purchase Agreement.

QUALIFIED INSTITUTIONAL BUYER: Purchaser is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Purchaser (Please check the applicable subparagraphs):

☐     Purchaser is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Purchaser and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“Consolidated Farm and Rural Development Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐ is an investment adviser registered under the Investment Advisers Act;

☐ is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.

☐ Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Purchaser;

☐ Purchaser is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ Purchaser is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Purchaser or are part of such family of investment companies;

☐ Purchaser is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ Purchaser is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Purchaser and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

[1]

“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐

Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐

Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the “Commission”) has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i)

The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)

Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)

An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐

Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)

Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.

This page should be completed by the Purchaser and constitutes a part of the Agreement.

EXHIBIT A

Form of Bridge Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION THEREFROM.

BRIDGE PROMISSORY NOTE

No. BPN-[NUMBER]	Date of Issuance

US$[PRINCIPAL AMOUNT]	[DATE]

FOR VALUE RECEIVED, Better HoldCo, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT]. The Notes shall not bear interest. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Bridge Note Purchase Agreement dated as of the date hereof, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”), the principal amount owing under this Note will be convertible in accordance with Section 4.1(b) of the Purchase Agreement on the Maturity Date.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Prepayment of the principal amount may not be made without the written consent of the Holder and SPAC, except in connection with the conversion of this Note for the applicable number of Conversion Shares pursuant to Section 4 of the Purchase Agreement.

2. Security. This Note is a general unsecured obligation of the Company.

3. Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4 of the Purchase Agreement.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by Section 10 of the Purchase Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its rights or obligations, in full or in part, under this Note without the written consent of the Requisite Noteholders and SPAC and the Holder may not assign any of its rights or obligations, in full or in part, without the written consent of the Company and SPAC, expect as specified in Section 10.1 of the Purchase Agreement. Any Transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee (other than a Transfer pursuant to Section 4 of the Purchase Agreement). The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

6. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Subordination. The Company and Holder hereby acknowledge and agree that all amounts outstanding or payable under this Note shall be subordinated in all respects to the prior payment in full in cash of amounts owed under the Company’s Second Amended and Restated Loan and Security Agreement, dated as of November 19, 2021, between the Company, Better Financial Group, Inc., Better Cover, LLC, each other person listed as a borrower on the signature pages thereto, and each subsidiary of the Company listed as a guarantor on the signature pages thereto, Guggenheim Life and Annuity Company and the other persons listed as lenders on the signature pages thereto, and Biscay GSTF III, LLC, as agent.

8. Choice of Law. Sections 10.3 and 10.14 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

Better HoldCo, Inc.

By:

Name:
Title:

Purchaser:

By:

Name:
Title: